Exhibit 99.1

Idera Pharmaceuticals Contacts:

Jill Conwell Investor Relations & Corporate Communications Phone (484) 348-1675 JConwell@IderaPharma.com	John J. Kirby Chief Financial Officer Phone (484) 348-1627 JKirby@IderaPharma.com

Idera Pharmaceuticals Reports First Quarter Financial Results and Provides Corporate Update

Financial Resources Through Critical Catalyst of Phase 3 ORR Readout and Potentially Beyond

EXTON, PA, April 30, 2020 — Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) (Nasdaq: IDRA) today reported its financial and operational results for the first quarter ended March 31, 2020.

“I’m proud of what Idera has accomplished since the beginning of the year, despite the worldwide impact of the COVID-19 pandemic. We have completed and reported encouraging data from ILLUMINATE-204, secured additional financing to help execute our key objectives, and, to date, are on track with timelines for both ILLUMINATE-301 and ILLUMINATE-206,” stated Vincent Milano, Idera’s Chief Executive Officer. “The level of dedication and determination from our employees, our partners, and our investigators is incredibly inspiring.”

Corporate Update

Since December 31, 2019, the Company entered into a private placement financing of up to $20.7 million, with $5 million received in April 2020. The Company anticipates that its current cash, cash equivalents, and short-term investments will fund our operations into the second quarter of 2021.

ILLUMINATE (tilsotolimod) Clinical Development Updates

ILLUMINATE-204: Phase 1/2 trial of tilsotolimod in combination with Yervoy®* or Keytruda®± (pembrolizumab) in patients with anti-PD-1 refractory advanced melanoma:

•	Final topline results released in April 2020 from the recommended phase 2 dose (RP2D) of 8 mg of tilsotolimod in combination with Yervoy®, which is the treatment regimen being evaluated in the Company’s registrational trial, ILLUMINATE-301.
o	Median overall survival (OS) was 21.0 months (95% confidence interval (CI): 9.8 months-not reached (NR));
o	The overall response rate (ORR) per Response Evaluation Criteria in Solid Tumors (RECIST v1.1) was 22.4%, including 2 complete responses (95% CI: 11.8-36.6%);
o	The disease control rate (stable disease or better) was 71.4% (95% CI: 56.7%-83.4%);
o	Median duration of response was 11.4 months (95% CI: 3.3 months-NR); and
o	The combination regimen was generally well tolerated.
•	Final data from the trial to be submitted for presentation at a medical conference in the second half of 2020.

ILLUMINATE-301: Randomized phase 3 trial of tilsotolimod in combination with Yervoy® (ipilimumab) versus Yervoy® alone in patients with anti-PD-1 refractory advanced melanoma:

•	Primary endpoint family of overall response rate (ORR) per RECIST v1.1 and overall survival (OS);
•	Trial initiated in March 2018;
•	Enrollment completed in March 2020; and
•	ORR and other preliminary data expected in the first quarter of 2021.

ILLUMINATE-206: Phase 2, open-label, multicohort, multicenter study to test the safety and effectiveness of tilsotolimod in combination with Yervoy® and Opdivo®* (nivolumab) for the treatment of solid tumors:

•	Trial initiated in September 2019 with the microsatellite stable colorectal cancer (MSS-CRC) cohort;
•	Initial safety run-in cohort of 10 patients with MSS-CRC fully enrolled; and
•	Preliminary data from this cohort expected in the second quarter of 2020.

First Quarter Financial Results

Research and development expenses for the three months ended March 31, 2020 totaled $9.5 million compared to $8.1 million for the same period in 2019. General and administrative expense for the three months ended March 31, 2020 totaled $3.6 million compared to $3.1 million for the same period in 2019. Additionally, during the three months ended March 31, 2020 we recorded $1.1 million and $20.7 million of non-cash warrant revaluation income and non-cash future tranche right revaluation income, respectively, related to securities issued in connection with our December 2019 private placement transaction.

As a result of the factors above, net income applicable to common stockholders for the three months ended March 31, 2020 was $8.8 million, or $0.27 per basic share and $0.22 per diluted share, compared to net loss applicable to common stockholders of $11.0 million, or $0.40 per basic and diluted share, for the same period in 2019. Excluding the non-cash income of approximately $21.8 million for the three months ended March 31, 2020 related to the securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $13.0 million, or $0.43 per basic and diluted share (calculated based upon the basic weighted-average number of common shares, due to the antidilutive effect of net loss).

As of March 31, 2020, our cash, cash equivalents, and short-term investments totaled $33.5 million, which includes a $6.2 million contingently refundable option fee received in connection with the December 2019 private placement transaction. Based on our current operating plan, we anticipate that our current cash, cash equivalents, and short-term investments, including the $6.2 million contingently refundable option fee and the $5.0 million gross proceeds in cash received in April 2020 pursuant to the April 2020 Securities Purchase Agreement, will fund our operations into the second quarter of 2021.

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the Company’s vast experience in developing proprietary immunology platforms, Idera’s lead development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, financial position, funding for continued operations, and clinical trials, including the enrollment, timing, and future results thereof, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the FDA or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; and whether the Company's collaborations will be successful. All forward-looking statements included in this release are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

*Yervoy (ipilimumab) and Opdivo (nivolumab) are registered trademarks of Bristol Myers Squibb.

±Keytruda (pembrolizumab) is a registered trademark of Merck Sharp & Dohme, a subsidiary Merck & Co., Inc.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Operating expenses:
Research and development	9,510	8,102
General and administrative	3,642	3,143
Restructuring costs	-	131
Total operating expenses	13,152	11,376

Loss from operations	(13,152)	(11,376)

Other income (expense)
Warrant revaluation income	1,101	-
Future tranche right revaluation income	20,711	-
Other income (expense), net	157	402
Net income (loss)	$8,817	$(10,974)

Net income (loss) per common share applicable to common stockholders
— basic	$0.27	$(0.40)
— diluted	$0.22	$(0.40)

Weighted-average number of common shares used in computing net income (loss) per share applicable to common stockholders
— basic	30,300	27,676
— diluted	33,010	27,676

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	March 31,	December 31,
	2020	2019
Cash, cash equivalents, and short-term investments	$33,487	$42,793
Other assets	3,579	4,696
Total assets	$37,066	$47,489

Total liabilities	$37,210	$58,657
Total stockholders' equity (deficit)	(144)	(11,168)
Total liabilities and stockholders' equity (deficit)	$37,066	$47,489

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